UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): March 27, 2007
HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

549 Baltic Way Sunnyvale, CA 94089 (408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

EXPLANATORY NOTE
On December 8, 2006, Harmonic Inc., a Delaware corporation (“Harmonic” or the “Company”), completed its acquisition (the “Acquisition”) of the video networking software business of Entone Technologies, Inc., a Delaware corporation (“Entone”), pursuant to a previously-announced Agreement and Plan of Merger, dated as of August 21, 2006, and amended as of November 29, 2006, by and among the Company, Edinburgh Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Harmonic, Entone, Entone, Inc., a Delaware corporation and a wholly-owned subsidiary of Entone, Entone Technologies (HK) Limited, a company organized under the laws of Hong Kong and an indirect wholly-owned subsidiary of Entone, Jim Jones, as stockholders’ representative, and U.S. Bank, National Association, as escrow agent.
In connection with the Acquisition, on February 22, 2007, the Company filed with the Securities and Exchange Commission (the “SEC”) certain financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K.
Pursuant to this Current Report on Form 8-K, the Company hereby furnishes to the SEC the unaudited pro forma condensed combined statement of operations of Harmonic for the year ended December 31, 2006 (the “Pro Forma Statement of Operations”), to give effect to the Company’s acquisition of Entone as if it had occurred on January 1, 2006. The Pro Forma Statement of Operations is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
b. Pro forma financial information.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 is attached hereto as Exhibit 99.1. This pro forma condensed combined statement of operations gives effect to the Company’s acquisition of Entone as if it had occurred on January 1, 2006.
d. Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed combined statement of operations of Harmonic Inc. for the year ended December 31, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.
Harmonic Inc.
Dated: March 27, 2007

By:	/s/ Robin N. Dickson
Name:	Robin N. Dickson
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Unaudited pro forma condensed combined statement of operations of Harmonic Inc. for the year ended December 31, 2006.